Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Berger Holdings, Ltd. and Subsidiaries


                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BERGER HOLDINGS, LTD. (the "Company") of our report dated February 28, 1996, on our audit of the consolidated financial statements and financial statement schedules of the Company and its Subsidiaries as of December 31, 1995 and 1994 and for the three years then ended listed in
Item 14(a) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and reference to this firm under the caption "Experts" in such Registration Statement.






                                     /s/ Goldenberg Rosenthal Friedlander, LLP
                                     ------------------------------------------
                                         Goldenberg Rosenthal Friedlander, LLP

Philadelphia, Pennsylvania

 January 24, 1997